UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC 20007

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2007 George Z. Moratis, our executive vice president and chief accounting officer entered into an employment agreement with InPhonic, Inc. (the “Company”).

Pursuant to the terms of the employment agreement, Mr. Moratis will receive a base salary of two hundred fifty thousand dollars ($250,000) per annum. In addition, Mr. Moratis will have the opportunity to earn an annual bonus in an amount up to twenty-five percent (25%) of his salary determined in the good faith discretion of the CEO based on the achievement of Mr. Moratis’s overall performance and the financial performance of the Company.

If Mr. Moratis’s employment is terminated without Cause within one hundred eighty (180) calendar days following a Change in Control (as defined in the employment agreement) fifty percent (50%) of the unvested Common Stock Options, as defined in the employment agreement, and fifty percent (50%) of any restricted stock granted to the Mr. Moratis will vest.

If the Company terminates Mr. Moratis’s employment without Cause, Mr. Moratis is entitled to receive (i) an amount equal to no less than six (6) months of salary; (ii) any rights or benefits available under employee benefit plans then in effect, in which Mr. Moratis participated; (iii) a payment equal to the amount of any medical insurance premiums, pursuant to the Consolidated Omnibus Budget Reconciliation Act for the severance period; (iv) on the effective date of termination, the salary at the rate in effect at such time through the effective date of such termination; and (v) reimbursement of expenses in accordance with section 5.2 of the employment agreement.

During the term of his employment and for a six-month period thereafter, Mr. Moratis has agreed not to (i) render any service (as an employee, officer, director, consultant or otherwise) to any unit or division of any entity involved directly in the Business (as defined in the employment agreement)); (ii) make or hold any investment in any entity in the Business other than the ownership of not more than five percent (5%) of the listed stock of any publicly traded entity; or (iii) contact any customer or employee of the Company to request, induce or attempt to induce such customer or employee to terminate any business relationship, agreement or employment with the Company.

On August 31, 2007 Kenneth D. Schwarz, our executive vice president, chief financial officer and treasurer entered into an employment agreement with the Company.

Pursuant to the terms of the employment agreement, Mr. Schwarz will receive an initial base salary of three hundred thousand dollars ($300,000) per annum. In addition, for all years after 2007, Mr. Schwarz will have the opportunity to earn an annual bonus of one hundred and fifty thousand dollars ($150,000) for on-target performance, as such terms shall be defined by the CEO and Mr. Schwarz. The terms of the 2007 bonus plan for Mr. Schwarz shall be as follows: (i) the bonus for calendar year 2007 shall be a maximum of seventy-five thousand dollars ($75,000.00) to reflect Mr. Schwarz’s employment for less than a full year; (ii) one-half of that amount, thirty-seven thousand five hundred dollars ($37,500.00), shall be payable to Mr. Schwarz if the Company attains positive operating cash flow for the fourth quarter 2007 ending December 31, 2007; (iii) the remainder of any bonus shall be determined on target terms to be determined by Mr. Schwarz and the CEO within ninety (90) days from the Effective Date of the employment agreement. The Company also agreed to reimburse Mr. Schwarz for up to ten thousand dollars ($10,000) of attorney fees incurred by Mr. Schwarz with the preparation and negotiation of the employment agreement.

On August 31, 2007, in connection with his employment with the Company, Mr. Schwarz received three hundred seventy thousand (370,000) shares of restricted common stock of the Company. These shares of restricted stock shall vest over four (4) years from the effective date of the grant as of July 23, 2007, as follows: (i) one hundred eighty-five thousand (185,000) restricted shares shall vest upon the expiration of twelve (12) months from July 23, 2007; provided, however, if Mr. Schwarz’s employment is terminated without cause under Section 6.3 of the employment agreement prior to vesting of such shares, then thirty-seven thousand (37,000) restricted shares shall vest upon delivery to Mr. Schwarz of the notice of his termination of employment without cause pursuant to Section 6.3 of the employment agreement; and (ii) the remainder shall vest quarterly thereafter while Mr. Schwarz remains employed with the Company in equal installments throughout the remainder of the four (4) year period. In the event of a Change in Control (as defined in the employment agreement) fifty percent (50%) of the unvested shares of Restricted Stock will vest upon the effective date of such Change of Control event and all remaining unvested shares will vest upon the effective date of termination of Mr. Schwarz’s employment or changes in title or duties with the Company if any such event occurs coincident with or within six (6) months immediately following a Change in Control.

If the Company terminates Mr. Schwarz’s employment (i) without Cause, or (ii) if Mr. Schwarz resigns for Good Reason, Mr. Schwarz is entitled to receive (i) an amount equal to his base salary for a one-year period; (ii) the pro rata portion of any bonus in effect at the time of termination; (iii) any rights or benefits available under employee benefit plans then in effect, in which Mr. Schwarz participated; (iv) reimbursement of expenses in accordance with section 5.2 of the employment agreement; and (vi) any vested stock options or restricted stock.

Should Mr. Schwarz commence employment and/or provide consulting services, to any individual, company and/or entity on more than a half-time basis at any time during which any portion of the payments due Mr. Schwarz remain not yet due to Mr. Schwarz, Mr. Schwarz shall notify the Company in writing of such subsequent employment and the Company’s obligation to pay the remaining severance payments to Mr. Schwarz shall immediately terminate.

During the term of his employment and for twelve (12) months thereafter, Mr. Schwarz has agreed not to (i) render any service (as an employee, officer, director, consultant or otherwise) to any unit or division of any entity involved directly in the Business (as defined in the employment agreement); (ii) make or hold any investment in any entity in the Business other than the ownership of not more than five percent (5%) of the listed stock of any publicly traded entity; or (iii) contact any customer or employee of the Company to request, induce or attempt to induce such customer or employee to terminate any business relationship, agreement or employment with the Company.

On August 31, 2007 Michael Walden, president of 1010 Interactive, LLC, a wholly owned subsidiary of the Company entered into an employment agreement with the Company.

Pursuant to the terms of the employment agreement, Mr. Walden will receive a base salary of two hundred fifty thousand dollars ($250,000) per annum. In addition, Mr. Walden will have the opportunity to earn an annual bonus of fifty thousand dollars ($50,000), determined in the discretion of the CEO based on Mr. Walden’s performance and the overall financial performance of the Company.

If the Company terminates Mr. Walden’s employment without cause, Mr. Walden is entitled to receive (i) an amount equal to his base salary for a one-year period provided that Mr. Walden obtains full or part time employment or provide any consulting services during that twelve (12) period following termination, Company’s obligation to pay the base salary shall cease; (ii) any rights or benefits available under applicable employee benefit programs then in effect and in which the Mr. Walden was a participant at the time of such termination, to the extent such rights or benefits have vested in accordance with the terms of such programs; (iii) on the effective date of termination, the salary at the rate in effect at such time through the effective date of such termination (including any accrued but unused vacation time); and (iii) reimbursement of any expenses in accordance with Section 5.2 of the employment agreement.

During the term of his employment and for twelve (12) months thereafter, Mr. Walden has agreed not to (i) render any service (as an employee, officer, director, consultant or otherwise) to any unit or division of any entity involved directly in the Business (as defined in the employment agreement); or (ii) make or hold any investment in any entity in the Business other than that the ownership of not more than five percent (5%) of the listed stock of any publicly traded entity; or (iii) contact any customer or employee of the Company to request, induce or attempt to induce such customer or employee to terminate any business relationship, agreement or employment with the Company.

In connection with his employment agreement, Mr. Walden was awarded thirty thousand (30,000) shares of restricted common stock of the Company. These shares of restricted stock shall vest over four (4) years from the effective date of the Restricted Stock Agreement with twenty-five percent (25%) vesting upon the expiration of the first twelve (12) months and the remainder vesting in equal installments every 90 days throughout the remainder of the four (4) year period.

If Mr. Walden’s employment is terminated without Cause pursuant to a Change in Control (as defined in the employment agreement), fifty percent (50%) of the unvested shares of restricted stock or options will immediately become vested and exercisable.

On August 31, 2007 Brian T. Westrick, our president of wireless activation services, entered into an employment agreement with the Company.

Pursuant to the terms of the employment agreement, Mr. Westrick will receive a base salary of two hundred seventy-five thousand dollars ($275,000) per annum. In addition, Mr. Westrick will have the opportunity to earn an annual bonus, the amount of which will be defined every year by December 31st of the preceding year, for on-target performance, as such terms shall be defined by the president of the Company and Mr. Westrick.

If Mr. Westrick’s employment is terminated without cause within one hundred eighty (180) calendar days following a Change in Control (as defined in the employment agreement) fifty percent (50%) of the unvested Common Stock Options, as defined in the employment agreement, and fifty percent (50%) of any restricted stock granted to the Mr. Westrick will vest.

The initial term of Mr. Westrick’s employment agreement is four (4) years, and may renew upon mutual agreement of Mr. Westrick and the Company within 30 days prior to expiration of the term. If the Company terminates Mr. Westrick’s employment (i) without Cause, or (ii) if Mr. Westrick resigns for Good Reason, Mr. Westrick is entitled to receive (i) an amount equal to his base salary for a twelve-month period; (ii) the pro rata portion of any bonus in effect at the time of termination; (iii) any rights or benefits available under employee benefit plans then in effect, in which Mr. Westrick participated; (iv) reimbursement of expenses in accordance with section 5.2 of the employment agreement; and (vi) any vested stock options or restricted stock.

During the term of his employment and for six (6) months thereafter, Mr. Westrick has agreed not to (i) render any service (as an employee, officer, director, consultant or otherwise) to any unit or division of any entity involved directly in the Business (as defined in the employment agreement)); or (ii) make or hold any investment in any entity in the Business other than the ownership of not more than five percent (5%) of the listed stock of any publicly traded entity. During the term of his employment and for twelve (12) months thereafter, Mr. Westrick has agreed not to contact any customer or employee of the Company to request, induce or attempt to induce such customer or employee to terminate any business relationship, agreement or employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

/s/ David A. Steinberg
Name:	David A. Steinberg
Title:	Chairman of the Board and Chief Executive Officer

Date: August 31, 2007